UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): June 27, 2003



                               GLOBAL AXCESS CORP.
               (Exact name of registrant as specified in charter)



                           Nevada 000-17874 88-0199674
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)


224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida             32082
     (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (904) 280-3950

ITEM 5.  Other Events and Regulation FD Disclosure

January 19, 2004, Global Axcess Corp., a Nevada corporation (the "Company"), closed its private offering whereby it raised $2,480,000 in connection with the sale of 4,960,000 units for $.50 per unit to accredited and institutional investors. Each unit consists of two shares of common stock of the Company and one common stock purchase warrant. The common stock purchase warrants are exercisable for a period of three years at an exercise price of $.35 per share. All common shares associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933. However, in the event the Company files a registration statement with the U.S. Securities and Exchange Commission, then these shares issued in connection with the units and the shares underlying the common stock purchase warrants are required to be included on such registration statement. In addition, each subscriber can require that the Company file a registration statement within 45 days after such request. However, if asubscriber requests that a registration statement be filed, then the subscribermust bear all expenses, including legal and accounting, associated with the filing of the registration statement

ITEM 7.  Financial Statements and Exhibits

Exhibit No.        Description

4.1  Subscription Agreement dated September 8, 2003

4.2  Supplement No. 1 to the Subscription Agreement dated December 2, 2003

4.3 Form of Warrant used in connection with the Subscription Agreement dated September 8, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     GLOBAL AXCESS CORP.



Date:  February 5, 2004                              /s/David Fann
                                                     ------------------
                                                     David Fann
                                                     President